UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2017

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, the Board of Directors (the “Board”) of Voyager Therapeutics, Inc. (the “Company”) appointed Glenn Pierce and Wendy Dixon as a Directors of the Company, effective as of January 1, 2017.

Dr. Dixon brings over 35 years of global biopharmaceutical leadership experience where, as a senior executive, she combined her technical and commercial background to direct the development, launch and growth of over 20 new pharmaceutical products, including many highly successful multi-billion dollar global brands across multiple therapeutic areas including oncology, virology, immunology and neurology.  Most recently, Dr. Dixon was a senior advisor to The Monitor Group, now Monitor Deloitte, a global consulting firm.  From 2001 to 2009, she served as Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb where she served on the Executive Committee. From 1996 to 2001, she was Senior Vice President, Marketing at Merck & Co. with prior executive management positions at West Pharmaceuticals, Osteotech, and Centocor and various positions at SmithKline & French Pharmaceuticals (now GlaxoSmithKline) in marketing, regulatory affairs, project management and as a biochemist.  Dr. Dixon currently serves on the Board of Directors of Alkermes, bluebird bio, Eleven Biotherapeutics, and Incyte Corporation, and was formerly on the Board of Dentsply International, Orexigen Therapeutics, Edimer Pharmaceuticals, Furiex Pharmaceuticals (sold to Actavis plc in 2014) and Ardea Biosciences, Inc. (sold to AstraZeneca plc in 2012).  Dr. Dixon received her B.Sc., M.Sc. and Ph.D. from the University of Cambridge, England, U.K.

Dr. Pierce serves as entrepreneur-in-residence at Third Rock Ventures, having joined the company in 2016 after more than 30 years of research and development experience working with biotechnology companies. Glenn retired from Biogen in 2014 where he most recently served as Chief Medical Officer leading the hematology, cell and gene therapies division. At Biogen, Glenn spearheaded the initiation of the Humanitarian Aid Collaboration with the World Federation of Hemophilia (WFH), and My Life Our Future, a population-wide genotyping and genomic biobank initiative. Prior to Biogen, Glenn served in small, large, public and private biotech/biopharma firms, including Bayer, Inspiration, Avigen, Selective Genetics and Amgen in the areas of tissue regeneration and hematology.  He is the co-author of more than 150 scientific papers and received over 15 patents.  He served on the Medical and Scientific Advisory Council, the Board of Directors and was president of the board of the National Hemophilia Foundation during a span of two decades.  Glenn also served on the Blood Products Advisory Committee at the FDA and the Committee on Blood Safety and Availability at the U.S. Department of Health and Human Services.  He currently serves on the WFH and Global Blood Therapeutics Board of Directors.  Glenn received an M.D. and a Ph.D. in immunology, both from Case Western Reserve University in Cleveland, and completed his postgraduate training in pathology and hematology research at Washington University in St. Louis.

Drs. Dixon and Pierce will receive compensation from the Company in accordance with the terms of the Company’s Non-Employee Director Compensation Policy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2017	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Steven M. Paul
Steven M. Paul, M.D.
Chief Executive Officer and President

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